EXHIBIT 10.1  Amendment No. 2 to the CIGNA Long-Term Incentive Plan (Amended and Restated Effective as of April 28, 2010)

Under Article 14 of the CIGNA Long-Term Incentive Plan (Amended and Restated Effective as of April 28, 2010) (the “LTIP”), the LTIP is amended, effective on April 27, 2011, as follows:

1. Section 11.1(b) of Article 11 of the Plan is amended to read:

11.1 Maximum Number Authorized.

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(b)

Effective as of April 27, 2011, the number of shares of Common Stock authorized to be issued pursuant to Options, SARs, rights, grants or other awards made under this Plan from and after that date shall be 12.0 million shares plus the number of:

(1)

shares reserved for issuance upon exercise of Options granted under Prior Plans, to the extent the Options are outstanding on March 4, 2011, and subsequently expire or are canceled or surrendered;

(2)

shares reserved for issuance under Article 9 upon vesting of restricted stock units granted under Qualifying Plans and upon payment of Strategic Performance Shares under Section 10.1, to the extent the restricted stock units or Strategic Performance Shares are outstanding on March 4, 2011, and subsequently expire or are canceled or surrendered; and

(3)

shares of Restricted Stock granted under Prior Plans, to the extent the applicable Restricted Period has not expired as of March 4, 2011, and the Restricted Stock is subsequently forfeited under Section 7.5 or is otherwise surrendered to the Company before the Restricted Period expires.

However, shares granted, or reserved prior to April 27, 2005 for issuance, under the CIGNA Corporation Stock Plan shall not be included among the shares authorized under paragraphs (1), (2) and (3) above to be issued from and after the Restatement Date.

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2. Section 11.3(a) of Article 11 of the Plan is amended to read:

11.3 Share Counting.

(a)

Effective as of April 27, 2011, and subject to the other provisions of Section 11.3, the following rules shall apply in determining whether shares of Common Stock remain available for issuance under Section 11.1(a) of the Plan.

(1)

Each share reserved for issuance upon exercise of any Option or SAR granted under the Plan shall reduce the number of remaining authorized shares by one, provided that an SAR that may be settled only in cash shall not reduce the number of authorized shares.

(2)

Each share of Common Stock awarded under Article 7 or reserved for awards under Articles 8, 9 or 10 of the Plan, up to the Applicable Limit (described below in Section 11.3(a) (4)), shall reduce the number of authorized shares by one.

(3)

Each share of Common Stock awarded under Article 7 or reserved for awards under Articles 8, 9 or 10 of the Plan in excess of the Applicable Limit shall reduce the number of authorized shares by two and one-tenth (2.1).

(4)

The “Applicable Limit” is 8.8 million shares plus any shares described in Section 11.1(b)(2) and (3).

3. Section 11.3(b)(3) of Article 11 of the Plan is amended to read:

(b)

The following shall not reduce the number of authorized shares of Common Stock available for issuance under this Plan:

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(3)

Common Stock reserved, upon the grant of restricted stock units under any Qualifying Plans and upon grant of Strategic Performance Shares under Section 10.1, for issuance under Article 9 when such restricted stock units vest or such Strategic Performance Shares are paid, to the extent the restricted stock units or Strategic Performance Shares are forfeited, canceled or surrendered; and

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CIGNA Corporation causes this Amendment No. 2 to be executed on April 27, 2011 by its duly authorized officer.

Attest:	CIGNA CORPORATION
/s/ Lindsay Blackwood	/s/ John M. Murabito
Lindsay Blackwood	John M. Murabito
Assistant Corporate Secretary	Executive Vice President